Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated September 11, 2013, relating to the consolidated financial statements and financial statement schedules of Symmetricom, Inc., and the effectiveness of Symmetricom, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Symmetricom, Inc. for the year ended June 30, 2013.

/s/ Deloitte & Touche LLP

San Jose, California

September 12, 2013